UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
May 20, 2013

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification
incorporation)		Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:
(513) 762-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange
Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange
Act (17 CFR 240-13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)           On May 20, 2013, Chemed Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Against	Abstentions

Kevin J. McNamara	16,361,831	15,838	136,089
George J. Walsh III	12,813,297	1,121,667	2,578,794
Joel F. Gemunder	12,587,019	2,606,977	1,319,762
Patrick P. Grace	16,343,833	30,820	139,015
Thomas C. Hutton	16,294,910	83,273	135,575
Walter L. Krebs	13,212,609	1,134,232	2,166,917
Andrea R. Lindell	13,227,731	1,119,124	2,166,903
Thomas P. Rice	16,384,580	16,578	112,600
Donald E. Saunders	16,348,830	26,370	138,558
Frank E. Wood	13,189,142	1,131,363	2,193,253

At the annual meeting, shareholders voted on the following matters:

Ratification of Auditors.  The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent auditor for the year ending December 31, 2013, was approved with the following votes:

	Voted	Percent of Voted

For	17,704,092	99.08%
Against	142,702.80%
Abstain	21,267.12%

Say-on-Pay. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved, with the following votes:

	Voted	Percent of voted

For	10,704,092	64.82%
Against	5,765,843	34.92%
Abstain	43,170.26%
Broker non-votes:	1,354,627	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: May 21, 2013	By:	/s/ Arthur V. Tucker, Jr.
Arthur V. Tucker, Jr.
Vice President and Controller